Filed Pursuant to Rule 424(b)(5)
Registration No. 333-224423

PROSPECTUS SUPPLEMENT
(To the Prospectus Dated April 30, 2018) 4,125,000 Shares Common Stock

Novume Solutions, Inc.

We are offering 4,125,000 shares of our common stock pursuant to this prospectus supplement and the accompanying prospectus.

Our common stock is traded on the Nasdaq Capital Market under the symbol “NVMM.” On October 29, 2018, the last reported trading price of our common stock on the Nasdaq Capital Market was $1.30 per share.

As of October 29, 2018, the aggregate market value of our outstanding common equity held by non-affiliates was approximately $7,238,056 based on 14,642,619 shares of outstanding common stock, of which 5,567,735 shares are held by non-affiliates, and a price of $1.30 per share, which was the last reported trading price of our common stock on the Nasdaq Capital Market on October 29, 2018. As of the date of this prospectus supplement, we have not sold any securities pursuant to General Instruction I.B.6 of Form S-3 during the prior 12-calendar month period that ends on, and includes, the date of this prospectus supplement.

Our business and an investment in our securities involve a high degree of risk. See “Risk Factors” beginning on page S-4 of this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$0.80	$3,300,000
Underwriting discounts and commissions(1)	$0.056	$231,000
Proceeds, before expenses, to us	$0.744	$3,069,000

(1)	See “Underwriting” beginning on page S-9 of this prospectus supplement for a description of the compensation payable to the underwriters.

We have granted a 45-day option to the representative of the underwriters to purchase up to 618,750 additional shares of common stock on the same terms and conditions set forth above, solely to cover over-allotments, if any.

The underwriters expect to deliver our shares against payment therefor on or about November 1, 2018, subject to customary closing conditions.

ThinkEquity	The Benchmark Company
a division of Fordham Financial Management, Inc.

The date of this prospectus supplement is October 29, 2018

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is the prospectus supplement, which describes the terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, including the documents incorporated by reference therein, provides more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. We urge you to carefully read this prospectus supplement and the accompanying prospectus, and the documents incorporated herein and therein, before buying any of the securities being offered under this prospectus supplement. This prospectus supplement may add, update or change information contained in the accompanying prospectus. To the extent that any statement that we make in this prospectus supplement is inconsistent with statements made in the accompanying prospectus or any documents incorporated by reference therein, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying prospectus and such documents incorporated by reference therein.

You should rely only on the information contained or incorporated herein by reference in this prospectus supplement, or contained or incorporated therein by reference in the accompanying prospectus and in any free writing prospectus that we have authorized for use in connection with this offering. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. You should assume that the information in this prospectus supplement and the accompanying prospectus and in any free writing prospectus that we have authorized for use in connection with this offering is accurate only as of the date on the front of the applicable document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement or the accompanying prospectus and in any free writing prospectus that we have authorized for use in connection with this offering, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus and in any free writing prospectus that we have authorized for use in connection with this offering when making your investment decision.

In this prospectus supplement and the accompanying prospectus, unless otherwise specified or the context requires otherwise, references to “we,” “our,” “us,” “Novume,” “Novume Solutions” or the “Company” mean Novume Solutions, Inc., a Delaware corporation.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary does not contain all the information that you should consider before investing in our securities. You should read the entire prospectus supplement and the accompanying prospectus carefully, including “Risk Factors” contained in this prospectus supplement and the financial statements incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision.

Overview

Novume provides high-value solutions for its clients by integrating technology and human capital with a focus on artificial intelligence (“AI”). An example is the recent launch of our Argos line of products which incorporate AI using OpenALPR Technology, Inc. software. The markets we serve include:

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Federal, state and local governments;
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Aviation and aerospace;
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Education; and
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Law enforcement

We have also identified additional opportunities where AI can enhance our service offerings, such as school safety programs. In addition, we are developing solutions to help our clients identify opportunities in the government contracting market more efficiently through the use of AI.

We believe that the introduction of these new offerings, which are designed to generate recurring revenue, will provide growth opportunities for us.

Recent Developments

On September 17, 2018, we entered into a Letter of Intent with OpenALPR Technology, Inc. (“OpenALPR”) which sets forth the parties’ intent to consummate a transaction pursuant to which the Company will acquire the assets of OpenALPR (see our 8-K we filed with the SEC on September 20, 2018). The consideration for the transaction will be approximately $15 million, comprised of cash, or cash and the Company’s common stock (up to $5,000,000 based on a price per share of $5.00), at the election of OpenALPR. OpenALPR is a privately-held Boston, Massachusetts-based company that provides automated license plate reader (LPR) technology used by both law enforcement and commercial clients. This transaction is subject to closing conditions, including satisfactory completion of due diligence, entry into definitive agreements, and consummation of a financing transaction. We do not intend to use any of the proceeds of this offering for this acquisition.

Effective October 16, 2018, we entered into exchange agreements with holders of warrants to purchase an aggregate of 56,000 shares of our common stock. Pursuant to the exchange agreements, we issued to the holders an aggregate of 96,924 shares of common stock in exchange for the return of the warrants to the Company for cancellation.

Effective October 23, 2018, we entered into amendment with the holder of one of our outstanding promissory note in the principal amount of $500,000 to extend the maturity date of the promissory note from March 16, 2019 through March 16, 2020. Also, on October 24, 2018, we entered into an amendment with another holder of our outstanding promissory notes in the principal amount of $2,000,000 to extend the maturity date from May 1, 2019 through May 1, 2020. The amendment further provides for the payment of interest through May 1, 2019 if the principal is repaid before May 1, 2019 and for the payment of interest through May 1, 2020 if the principal is repaid after May 1, 2019 and before May 1, 2020.

Effective October 29, 2018, our Chief Executive Officer, Robert A. Berman, was appointed as President.

Corporate Information

Our principal executive offices are located at 14420 Albemarle Point Place, Suite 200, Chantilly, Virginia 20151 and our telephone number is (703) 953-3838. Our website address is www.novume.com. The information on, or accessible through, our and our subsidiaries’ websites do not constitute a part of, and are not incorporated into, this prospectus.

THE OFFERING

The following is a brief summary of some of the terms of the offering and is qualified in its entirety by reference to the more detailed information appearing elsewhere in this prospectus supplement and the accompanying prospectus. For a more complete description of the terms of our common stock, see the “Description of Capital Stock” section in the accompanying prospectus.

Common stock we are offering	4,125,000 shares.
Over-allotment option	We have the granted the underwriters a 45-day option to purchase up to 618,750 shares of our common stock at the public offering price less underwriting discounts and commissions.
Common stock to be outstanding after this offering	18,767,619 shares (or 19,386,369 shares if the underwriters exercise the over-allotment option in full).
Use of Proceeds
We estimate that the net proceeds from this offering, after payment of estimated offering expenses payable by us, will be approximately $2.8 million. We intend to use the net proceeds from this offering for working capital and general corporate purposes. See “Use of Proceeds.”

Risk Factors
Investing in our securities involves significant risks. Please read the information contained in or incorporated by reference under the heading “Risk Factors” beginning on page S-4 of this prospectus supplement and page 3 of the accompanying prospectus.

Nasdaq Capital Market symbol	Our common stock is quoted on the Nasdaq Capital Market under the symbol “NVMM.”

The number of shares of common stock shown above to be outstanding after this offering is based on 14,642,619 shares outstanding as of October 29, 2018 and excludes:

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811,514 shares of common stock issuable upon conversion of 502,327 outstanding shares of Series A Preferred Stock as of October 29, 2018;

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481,722 shares of common stock issuable upon conversion of 240,861 outstanding shares of Series B Preferred Stock as of October 29, 2018;

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1,008,241 shares of common stock issuable upon exercise of warrants outstanding as of October 29, 2018 with a weighted average exercise price of $2.98;

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1,401,764 shares of common stock underlying options outstanding as of October 29, 2018, with a weighted average exercise price of $2.20, 601,493 of which are exercisable as of October 29, 2018, with a weighted average exercise price of $1.69; and

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206,250 shares issuable upon exercise of warrants to be issued to the underwriters in this offering.

RISK FACTORS

An investment in our common stock involves a high degree of risk and uncertainty. You should consider the “Risk Factors” included in the documents that are incorporated by reference into this prospectus supplement, as well as the other information contained in this prospectus supplement, the accompanying prospectus and in the documents that are incorporated by reference into this prospectus. Our business, financial condition, cash flow or prospects and results of operations could be materially harmed as a result of these risks. This could cause the trading price of our common stock to decline, and you could lose all or part of your investment

Risks Relating to our Business

We may be unable to complete our acquisition of the assets of OpenALPR.

On September 17, 2018, we entered into a Letter of Intent with OpenALPR which sets forth the parties’ intent to consummate a transaction pursuant to which we will acquire the assets of OpenALPR (see “Recent Developments”). The closing of the acquisition is subject to, among other things, raising additional capital, which may not be available to us on acceptable terms, or at all. If we raise additional capital in connection with the acquisition through the sale of common stock or securities convertible or exercisable into common stock, our then-stockholders may experience substantial dilution. If we fail to complete the acquisition, our business may be materially harmed.

We may be required to redeem our outstanding shares of Series A Preferred Stock.

The holders of our outstanding shares of Series A Preferred Stock (consisting of 811,514 shares as of October 29, 2018), will have the right to require the Company to redeem their shares, at any time from and after November 8, 2021, at a price of $15.00 per share plus any accrued but unpaid dividends (such accrued but unpaid dividends are equal to an aggregate of $114,908 as of October 29, 2018). (See the Company’s Certificate of Designation of Series A Preferred Stock filed as an exhibit to our Form 8-K filed with the SEC on August 25, 2017). In the event that the market price of our common stock does not exceed the conversion price of the Series A Preferred Stock at the time of redemption, we will likely be required to redeem the outstanding shares of Series A Preferred Stock, which would likely have a material adverse effect on our liquidity, capital resources and business prospects.

Our significant debt obligations could impair our liquidity and financial condition. If we default on our secured debt, the lender may foreclose on our assets.

As of June 30, 2018, we (through a subsidiary) had $2,012,997 outstanding under our line of credit with Wells Fargo Bank, National Association (“WFB”), secured by one of our subsidiary’s accounts receivable. WFB agreed to advance to this subsidiary, 90% of all eligible accounts with a maximum facility amount of $5,000,000. If we default on this debt, the lender may foreclose on its collateral, which would have a material adverse effect on our business and operations. As of October 29, 2018, $1,051,011 was outstanding under this line of credit.

In addition, as of June 30, 2018, we (through a subsidiary) had $854,650 outstanding under an account purchase agreement with WFB, pursuant to which our subsidiary agreed to sell and assign to WFB all of its Accounts (as such term is defined in Article 9 of the Uniform Commercial Code), constituting accounts arising out of sales of Goods (as such term is defined in Article 9 of the Uniform Commercial Code) or rendition of services that WFB deems to be eligible for borrowing under the AOC Wells Agreement. WFB agreed to advance to our subsidiary, 90% of all eligible accounts with a maximum facility amount of $3,000,000. A default under this agreement would have a material, adverse effect on our business and operations. As of October 29, 2018, $0 was outstanding under this line of credit.

In addition, our debt obligations:

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could impair our liquidity;
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could make it more difficult for us to satisfy our other obligations;
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require us to dedicate a substantial portion of our cash flow to payments on our debt obligations, which reduces the availability of our cash flow to fund working capital, capital expenditures and other corporate requirements;
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could impede us from obtaining additional financing in the future for working capital, capital expenditures, acquisitions and general corporate purposes;
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impose restrictions on us with respect to the use of our available cash, including in connection with future transactions;
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could limit our ability to execute on our acquisition strategy;
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make us more vulnerable in the event of a downturn in our business prospects and could limit our flexibility to plan for, or react to, changes in our licensing markets; and
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could place us at a competitive disadvantage when compared to our competitors who have less debt.

Risks Related to our Common Stock and this Offering

Management will have broad discretion as to the use of the proceeds from this offering, and may not use the proceeds effectively.

Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that may not improve our results of operations or enhance the value of our common stock. Our failure to apply these funds effectively could have a material adverse effect on our business and cause the price of our common stock to decline.

You will experience immediate and substantial dilution in the net tangible book value per share of the common stock you purchase.

Because the price per share of our common stock sold in this offering is higher than the tangible book value per share of our common stock, you will suffer immediate and substantial dilution in the net tangible book value of the common stock you purchase in this offering. Based on the public offering price of $0.80 per share, and after deducting underwriting discounts and estimated offering expenses payable by us, our as pro forma net tangible book value as of June 30, 2018 would have been approximately $(2.46) million, or $(0.13) per share of common stock. This represents an immediate increase in the net tangible book value of $0.23 per share to our existing stockholders and an immediate and substantial dilution in as adjusted net tangible book value of $0.93 per share to new investors who purchase our common stock in the offering. See “Dilution” below for a more detailed discussion of the dilution you will incur if you purchase our common stock in the offering.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing our shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock or other securities convertible into or exchangeable for our common stock in future transactions may be higher or lower than the price per share in this offering.

We are not currently paying dividends and do anticipate paying cash dividends on our common stock for the foreseeable future.

We have never paid cash dividends on our capital stock and do not anticipate paying any cash dividends on our common stock for the foreseeable future. In the event that do not pay dividends, any return derived from our common stock would only come from rise in the market price of our common stock, which may not occur.

Our common stock may be delisted from the Nasdaq Capital Market.

We may be unable to maintain the listing of our common stock on the Nasdaq Capital Market. In the event that our common stock were to be delisted from the Nasdaq Capital Market, we expect that it would be traded on the OTCQB or OTCQX, which are unorganized, inter-dealer, over-the-counter markets which provides significantly less liquidity than the Nasdaq Capital Market or other national securities exchanges. In the event that our common stock were to be delisted from the Nasdaq Capital Market, it may have a material adverse effect on the trading and price of our common stock.

Our common stock may in the future be deemed a penny stock.

In the event that our common stock were to be delisted from the Nasdaq Capital Market, it may be considered a “penny stock.” Securities broker-dealers participating in sales of our common stock would then be subject to the “penny stock” regulations set forth in Rules 15g-2 through 15g-9 promulgated under the Exchange Act. Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and therein, and any free writing prospectus that we have authorized for use in connection with this offering, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These statements relate to future events or to our future financial performance and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. Factors that might cause differences between our actual results contemplated by our forward-looking statements include, among other things, those discussed under “Risk Factors” in this prospectus supplement.

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” “potential” and similar expressions intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements.

Unless required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. Before deciding to purchase our common stock, you should carefully consider the risk factors incorporated by reference and set forth herein, in addition to the other information set forth in this prospectus supplement, the accompanying prospectus and in the documents incorporated by reference herein and therein.

USE OF PROCEEDS

We estimate that the net proceeds from the sale of the shares of common stock that we are offering hereby will be approximately $2.8 million, or approximately $3.2 million if the underwriters exercise in full their option to purchase additional shares to cover over-allotments, in each case, after deducting underwriting discounts and commissions and estimated offering expenses payable by us. We intend to use the net proceeds from this offering for working capital and general corporate purposes.

As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses of the proceeds from this offering. Pending the use of the net proceeds from this offering as described above, we intend to invest the net proceeds in investment-grade, interest-bearing instruments.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock and do not intend to pay any cash dividends on our common stock in the foreseeable future. Our Series A Preferred Stock and our Series B Preferred Stock are entitled to quarterly dividends as set forth in more detail in the section entitled “Description of Capital Stock” in the accompanying prospectus. We currently anticipate that for the foreseeable future we will retain all of our future earnings, if any, for the development, operation and growth of our business and for general corporate purposes. Any future determination to pay dividends on our common stock will be at the discretion of our Board of Directors.

CAPITALIZATION

The following table sets forth our unaudited cash and cash equivalents and capitalization as of June 30, 2018:

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on an actual basis; and

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on an as adjusted basis to give effect to the issuance and sale of the shares of common stock in this offering, after deducting fees and estimated offering expenses payable by us.

This table should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and related notes thereto, contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2018, all of which are incorporated by reference into this prospectus supplement.

	As of June 30, 2018
	Actual	As Adjusted
Cash and cash equivalents	$2,100,462	$4,878,962
Notes payable	$933,462	$933,462
Series A Cumulative Convertible Redeemable Preferred stock, $0.0001 par value, 505,000 shares authorized and 502,327 shares issued and outstanding	$4,712,757	$4,712,757
Stockholders’ equity:
Common stock, $0.0001 par value, 30,000,000 shares authorized, 14,535,695 shares issued and outstanding, actual, 18,660,695 shares issued and outstanding	$1,454	$1,867
Preferred stock, $0.0001 par value, 2,000,000 authorized, 505,000 shares designated as Series A and 240,861 shares designated as Series B	-	-
Series B Cumulative Convertible Preferred stock, $0.0001 par value, 240,861 shares authorized, issued and outstanding	2,408,610	2,408,610
Additional paid-in capital	10,246,064	13,024,151
Accumulated deficit	(9,245,610)	(9,245,610)
Total stockholder’s equity	$3,410,518	$6,189,018

DILUTION

If you invest in our common stock, your interest will be diluted immediately to the extent of the difference between the public offering price and the pro forma net tangible book value per share of our common stock after this offering.

Our net tangible book value on June 30, 2018 was approximately $(5.2) million, or $(0.36) per share. “Net tangible book value” is total assets minus the sum of liabilities and intangible assets. “Net tangible book value per share” is net tangible book value divided by 14,535,695, which is equal to the total number of shares of common stock outstanding as of June 30, 2018.

After giving effect to the sale of common stock in this offering at the public offering price of $0.80 per share, and after deducting estimated offering commissions and expenses payable by us, our pro forma net tangible book value as of June 30, 2018 would have been approximately $(2.5) million, or $(0.13) per share of common stock. This represents an immediate increase in net tangible book value of $0.23 per share to our existing stockholders and an immediate dilution in net tangible book value of $0.93 per share to investors participating in this offering. The following table illustrates this dilution per share to investors participating in this offering:

Public offering price per share of common stock		$0.80
Net tangible book value per share as of June 30, 2018	$(0.36)
Increase in net tangible book value per share attributable to new investors in offering	$0.23
As adjusted net tangible book value per share after giving effect to the offering		$(0.13)
Dilution per share to new investors		$0.93

The information above assumes that the underwriters do not exercise their over-allotment option. If the underwriters exercise their over-allotment option in full, the pro forma net tangible book value will increase to $(0.10) per share, representing an immediate increase in net tangible book value of $0.26 per share to our existing stockholders and an immediate dilution in net tangible book value of $0.90 per share to investors participating in this offering.

The above discussion and tables are based on 14,535,695 shares of common stock outstanding as of June 30, 2018 and excludes the following:

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811,514 shares of common stock issuable upon conversion of 502,327 shares of Series A Preferred Stock

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481,722 shares of common stock issuable upon conversion of 240,861 outstanding shares of Series B Preferred Stock as of June 30, 2018

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1,064,241 shares of common stock issuable upon exercise of warrants outstanding as of June 30, 2018 with a weighted average exercise price of $3.21;

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1,506,138 shares of common stock underlying options outstanding as of June 30, 2018, with a weighted average exercise price of $2.24, 544,448 of which are exercisable as of June 30, 2018, with a weighted average exercise price of $1.75; and

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206,250 shares issuable upon exercise of warrants to be issued to the underwriters in this offering.

UNDERWRITING

ThinkEquity, a division of Fordham Financial Management, Inc., is acting as representative of the underwriters. Subject to the terms and conditions of an underwriting agreement between us and the representative, we have agreed to sell to each underwriter named below, and each underwriter named below has severally agreed to purchase, at the public offering price less the underwriting discounts set forth on the cover page of this prospectus, the number of shares of common stock listed next to its name in the following table:

Underwriters	Number of Shares
ThinkEquity, a division of Fordham Financial Management, Inc.	2,062,500
The Benchmark Company, LLC	2,062,500
Total	4,125,000

The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the shares of common stock offered by this prospectus are subject to various conditions and representations and warranties, including the approval of certain legal matters by their counsel and other conditions specified in the underwriting agreement. The shares of common stock are offered by the underwriters, subject to prior sale, when, as and if issued to and accepted by them. The underwriters reserve the right to withdraw, cancel or modify the offer to the public and to reject orders in whole or in part. The underwriters are obligated to take and pay for all of the shares of common stock offered by this prospectus if any such shares of common stock are taken, other than those shares of common stock covered by the over-allotment option described below.

We have agreed to indemnify the underwriters against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriters may be required to make in respect thereof.

Over-Allotment Option

We have granted a 45-day option to the representative of the underwriters to purchase up to 618,750 additional shares of our common stock at a public offering price of $0.80 per share, solely to cover over-allotments, if any. The underwriters may exercise this option for 45 days from the date of this prospectus solely to cover sales of shares of common stock by the underwriters in excess of the total number of shares of common stock set forth in the table above. If any of these additional shares are purchased, the underwriters will offer the additional shares on the same terms as those on which the shares are being offered at $0.80 per share, solely to cover over-allotments, if any. The underwriters may exercise this option for 45 days from the date of this prospectus solely to cover sales of shares of common stock by the underwriters in excess of the total number of shares of common stock set forth in the table above. If any of these additional shares are purchased, the underwriters will offer the additional shares on the same terms as those on which the shares are being offered.

Discounts and Commissions

The underwriters propose initially to offer the shares of common stock to the public at the public offering price set forth on the cover page of this prospectus and to dealers at those prices less a concession not in excess of $0.032 per share of common stock. If all of the shares of common stock offered by us are not sold at the public offering price, the underwriters may change the offering price and other selling terms by means of a supplement to this prospectus.

The following table shows the public offering price, underwriting discounts and commissions and proceeds before expenses to us. The information assumes either no exercise or full exercise of the over-allotment option we granted to the representative of the underwriters.

		Total
	Per Share	Without Over-Allotment	With Over-Allotment
Public offering price	$0.80	$3,300,000	$3,795,000
Underwriting discount (7%)	$0.056	$231,000	$265,650
Proceeds, before expenses, to us	$0.744	$3,069,000	$3,529,350

We have agreed to pay a non-accountable expense allowance to the representative of the underwriters equal to 1% of the gross proceeds received at the closing of the offering. The non-accountable expense allowance of 1% is not payable with respect to the shares sold upon exercise of the underwriters’ over-allotment option. We have paid an expense deposit of $20,000 to the representative, which will be applied against the out-of-pocket accountable expenses that will be paid by us to the underwriters in connection with this offering, and will be reimbursed to us to the extent not actually incurred in compliance with FINRA Rule 5110(f)(2)(C).

We have also agreed to pay certain of the representative's expenses relating to the offering, including (a) all actual filing fees incurred in connection with the review of this offering by the Financial Industry Regulatory Authority, or FINRA; (b) all fees, expenses and disbursements relating to background checks of our officers and directors in an amount not to exceed $7,500 in the aggregate; (c) the fees and expenses of the representative's legal counsel not to exceed $65,000; (d) $11,000 for the underwriters’ use of Ipreo’s book-building, prospectus tracking and compliance software for this offering; and (e) up to $2,500 of the representative's actual accountable road show expenses for the offering.

Our total estimated expenses of the offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding underwriting discounts, commissions and expenses, are approximately $171,500.

Representative's Warrants

Upon closing of this offering, we have agreed to issue to the representative as compensation, warrants to purchase 206,250 shares of common stock (5% of the aggregate number of shares of common stock sold in this offering). The representative's warrants will be exercisable at a per share exercise price equal to $1.00, which is 125% of the public offering price per share in this offering (excluding the over-allotment option). The representative's warrants are exercisable at any time and from time to time, in whole or in part, during the four and one half year period commencing 180 days from the effective date of the registration statement of which this prospectus is a part.

The representative's warrants have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to Rule 5110(g)(1) of FINRA. The representative (or permitted assignees under Rule 5110(g)(1)) will not sell, transfer, assign, pledge, or hypothecate these warrants or the securities underlying these warrants, nor will they engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the warrants or the underlying securities for a period of 180 days from the effective date of the registration statement. In addition, the warrants provide for registration rights upon request, in certain cases. The demand registration right provided will not be greater than five years from the effective date of the registration statement in compliance with FINRA Rule 5110(f)(2)(G)(iv). The piggyback registration right provided will not be greater than seven years from the effective date of the registration statement in compliance with FINRA Rule 5110(f)(2)(G)(v). We will bear all fees and expenses attendant to registering the securities issuable on exercise of the warrants other than underwriting commissions incurred and payable by the holders. The exercise price and number of shares issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend or our recapitalization, reorganization, merger or consolidation. However, the warrant exercise price or underlying shares will not be adjusted for issuances of shares of common stock at a price below the warrant exercise price.

Lock-Up Agreements

Pursuant to “lock-up” agreements, we, our executive officers and directors, and certain stockholders, have agreed, without the prior written consent of the representative not to directly or indirectly, offer to sell, sell, pledge or otherwise transfer or dispose of any of shares of (or enter into any transaction or device that is designed to, or could be expected to, result in the transfer or disposition by any person at any time in the future of) our common stock, enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of shares of our common stock, make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any shares of common stock or securities convertible into or exercisable or exchangeable for common stock or any other securities of ours or publicly disclose the intention to do any of the foregoing, subject to customary exceptions, for a period of (i) six month after the date of this prospectus in the case of our directors and officers and (ii) three months after the date of this prospectus in the case of the Company and any successor of the Company and certain stockholders.

Right of First Refusal

Until fifteen (15) months from the closing date of this offering, the representative and The Benchmark Company will each have an irrevocable right of first refusal, in each of their sole discretions, to act as sole investment banker, sole book-runner, and/or sole placement agent (except in each case as to each other's participation), at the representative's and The Benchmark Company's sole discretion, for each and every future public and private equity and debt offering, including all equity linked financings on terms customary to the representative and The Benchmark Company. The representative and The Benchmark Company will each have the sole right to determine whether or not any other broker-dealer will have the right to participate in any such offering and the economic terms of any such participation. Each of the representative and The Benchmark Company will not have more than one opportunity to waive or terminate the right of first refusal in consideration of any payment or fee.

Determination of offering price

The public offering price of the securities we are offering was negotiated between us and the underwriter based on the trading of our common stock prior to the offering, among other things. Other factors considered in determining the public offering price of the shares include the history and prospects of the Company, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, general conditions of the securities markets at the time of the offering and such other factors as were deemed relevant.

Listing

Our common stock is listed on the NASDAQ Capital Market under the symbol “NVMM”.

Other

From time to time, certain of the underwriters and/or their affiliates have provided, and may in the future provide, various investment banking and other financial services for us for which services they have received and, may in the future receive, customary fees.  In the course of their businesses, the underwriters and their affiliates may actively trade our securities or loans for their own account or for the accounts of customers, and, accordingly, the underwriters and their affiliates may at any time hold long or short positions in such securities or loans. Except for services provided in connection with this offering, no underwriter has provided any investment banking or other financial services to us during the 180-day period preceding the date of this prospectus and we do not expect to retain any underwriter to perform any investment banking or other financial services for at least 90 days after the date of this prospectus.

Price Stabilization, Short Positions and Penalty Bids

In connection with this offering, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of our common stock. Specifically, the underwriters may over-allot in connection with this offering by selling more shares than are set forth on the cover page of this prospectus supplement. This creates a short position in our common stock for its own account. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares of common stock over-allotted by the underwriters is not greater than the number of shares of common stock that they may purchase in the over-allotment option. In a naked short position, the number of shares of common stock involved is greater than the number of shares common stock in the over-allotment option. To close out a short position, the underwriters may elect to exercise all or part of the over-allotment option. The underwriters may also elect to stabilize the price of our common stock or reduce any short position by bidding for, and purchasing, common stock in the open market.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter or dealer repays selling concessions allowed to it for distributing shares of common stock in this offering because the underwriter repurchases the shares of common stock in stabilizing or short covering transactions.

Finally, the underwriters may bid for, and purchase, shares of our common stock in market making transactions, including “passive” market making transactions as described below.

These activities may stabilize or maintain the market price of our common stock at a price that is higher than the price that might otherwise exist in the absence of these activities. The underwriters are not required to engage in these activities, and may discontinue any of these activities at any time without notice. These transactions may be effected on the national securities exchange on which our shares of common stock are traded, in the over-the-counter market, or otherwise.

Indemnification

We have agreed to indemnify the underwriters against liabilities relating to this offering arising under the Securities Act and the Exchange Act, liabilities arising from breaches of some or all of the representations and warranties contained in the underwriting agreement, and to contribute to payments that the underwriters may be required to make for these liabilities.

Electronic Distribution

This prospectus and the accompanying prospectus supplement in electronic format may be made available on websites or through other online services maintained by one or more of the underwriters, or by their affiliates.  Other than this prospectus in electronic format, the information on any underwriter’s website and any information contained in any other website maintained by an underwriter is not part of this prospectus and the accompanying prospectus supplement or the registration statement of which this prospectus and the accompanying prospectus supplement form a part, has not been approved and/or endorsed by us or any underwriter in its capacity as underwriter, and should not be relied upon by investors.

Selling Restrictions

No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of our common stock, or the possession, circulation or distribution of this prospectus supplement, the accompanying prospectus or any other material relating to us or our common stock in any jurisdiction where action for that purpose is required. Accordingly, our common stock may not be offered or sold, directly or indirectly, and none of this prospectus supplement, the accompanying prospectus or any other offering material or advertisements in connection with our common stock may be distributed or published, in or from any country or jurisdiction, except in compliance with any applicable rules and regulations of any such country or jurisdiction.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive, each a “Relevant Member State”, with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, or the “Relevant Implementation Date”, our securities will not be offered to the public in that Relevant Member State prior to the publication of a prospectus in relation to our securities that has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that, with effect from and including the Relevant Implementation Date, an offer of our securities may be made to the public in that Relevant Member State at any time:

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to any legal entity that is a qualified investor as defined in the Prospectus Directive;
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to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the manager for any such offer; or
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in any other circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 3(2) of the Prospectus Directive, provided that no such offer of the securities shall require the issuer or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of securities to the public” in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and securities to be offered so as to enable an investor to decide to purchase or subscribe securities, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in each Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

United Kingdom

In the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the Order), and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together, the relevant persons). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.

Canada

The offering of our common stock in Canada is being made on a private placement basis in reliance on exemptions from the prospectus requirements under the securities laws of each applicable Canadian province and territory where our common stock may be offered and sold, and therein may only be made with investors that are purchasing, or deemed to be purchasing, as principal and that qualify as both an “accredited investor” as such term is defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario) and as a “permitted client” as such term is defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any offer and sale of our common stock in any province or territory of Canada may only be made through a dealer that is properly registered under the securities legislation of the applicable province or territory wherein our common stock is offered and/or sold or, alternatively, where such registration is not required.

Any resale of our common stock by an investor resident in Canada must be made in accordance with applicable Canadian securities laws, which require resales to be made in accordance with an exemption from, or in a transaction not subject to, prospectus requirements under applicable Canadian securities laws. These resale restrictions may under certain circumstances apply to resales of the common stock outside of Canada.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Upon receipt of this prospectus, each Québec investor hereby confirms that it has expressly requested that all documents evidencing or relating in any way to the sale of the securities described herein (including for greater certainty any purchase confirmation or any notice) be drawn up in the English language only. Par la réception de ce document, chaque investisseur québecois confirme par les présentes qu’il a expressément exigé que tous les documents faisant foi ou se rapportant de quelque manière que ce soit à la vente des valeurs mobilières décrites aux présentes (incluant, pour plus de certitude, toute confirmation d’achat ou tout avis) soient rédigés en anglais seulement.

LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon by our counsel, Sichenzia Ross Ference LLP, New York, New York. Certain legal matters will be passed upon for the underwriters by Blank Rome LLP, New York, New York.

EXPERTS

The consolidated balance sheets of Novume Solutions, Inc. and its subsidiaries as of December 31, 2017 and 2016, and the related consolidated statements of operations, stockholders’ equity, and cash flows for the years then ended, appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2017, have been audited by BD & Company, Inc., independent registered public accounting firm, as stated in their report thereon and incorporated by reference herein.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and other reports and information with the SEC under the Securities Exchange Act of 1934, as amended, or the Exchange Act. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC (http://www.sec.gov). You may read and copy any of the reports, statements, or other information we file with the SEC at the SEC’s website.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus supplement. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this prospectus supplement until the termination of the offering of the securities covered by this prospectus supplement:

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Our Annual Report on Form 10-K for the year ended December 31, 2017, filed with the SEC on April 12, 2018;

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Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2018, filed with the SEC on May 15, 2018;

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Our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2018, filed with the SEC on August 14, 2018;

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Our Current Reports on Form 8-K or 8-K/A filed with the SEC on January 25, 2018 (three reports), February 23, 2018, March 2, 2018, March 13, 2018, April 9, 2018, May 3, 2018 (two reports), August 15, 2018, September 20, 2018, October 12, 2018, October 17, 2018, October 24, 2018 and October 30, 2018;

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Our definitive proxy statement on Schedule 14A filed with the SEC on June 26, 2018; and

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The description of our common stock set forth in the Registration Statement on Form 8-A filed with the SEC on January 8, 2018 (File No. 001-38338), and any other amendment or report filed for the purpose of updating such description.

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits, is not incorporated by reference in this prospectus.

The reports and other documents that we file after the date of this prospectus pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act will update, supplement and supersede the information in this prospectus. You may request and obtain a copy of any of the filings incorporated herein by reference, at no cost, by writing us at the following address: Novume Solutions, Inc., 14420 Albemarle Point Place, Suite 200, Chantilly, VA 20151.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement relating to these securities that has been filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

(Subject to Completion, Dated April 24, 2018)

PROSPECTUS

$100,000,000

Common Stock
Preferred Stock
Warrants
Units

We may from time to time, in one or more offerings at prices and on terms that we will determine at the time of each offering, sell common stock, preferred stock, warrants, or a combination of these securities, or units, for an aggregate initial offering price of up to $100,000,000. This prospectus describes the general manner in which our securities may be offered using this prospectus. Each time we offer and sell securities, we will provide you with a prospectus supplement that will contain specific information about the terms of that offering. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities offered hereby.

This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement.

Our common stock is currently traded on the NASDAQ Capital Market under the symbol “NVMM.” Our Series A Preferred Stock and Unit Warrant are quoted on the OTCQX under the trading symbols “NVMMP,” and “NVMMW,” respectively. On April 23, 2018, the last reported sales price for our common stock was $2.55 per share. We will apply to list any shares of common stock sold by us under this prospectus and any prospectus supplement on the NASDAQ Capital Market. The prospectus supplement will contain information, where applicable, as to any other listing of the securities on the NASDAQ Capital Market or any other securities market or exchange covered by the prospectus supplement.

The securities offered by this prospectus involve a high degree of risk. See “Risk Factors” beginning on page 3, in addition to Risk Factors contained in the applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We may offer the securities directly or through agents or to or through underwriters or dealers. If any agents or underwriters are involved in the sale of the securities their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth, in an accompanying prospectus supplement. We can sell the securities through agents, underwriters or dealers only with delivery of a prospectus supplement describing the method and terms of the offering of such securities. See “Plan of Distribution.”

This prospectus is dated ___________, 2018

You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with information different from that contained or incorporated by reference into this prospectus. If any person does provide you with information that differs from what is contained or incorporated by reference in this prospectus, you should not rely on it. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You should assume that the information contained in this prospectus or any prospectus supplement is accurate only as of the date on the front of the document and that any information contained in any document we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any prospectus supplement or any sale of a security. These documents are not an offer to sell or a solicitation of an offer to buy these securities in any circumstances under which the offer or solicitation is unlawful.

  i

 ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of proceeds of $100,000,000. This prospectus describes the general manner in which our securities may be offered by this prospectus. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus or in documents incorporated by reference in this prospectus. The prospectus supplement that contains specific information about the terms of the securities being offered may also include a discussion of certain U.S. Federal income tax consequences and any risk factors or other special considerations applicable to those securities. To the extent that any statement that we make in a prospectus supplement is inconsistent with statements made in this prospectus or in documents incorporated by reference in this prospectus, you should rely on the information in the prospectus supplement. You should carefully read both this prospectus and any prospectus supplement together with the additional information described under “Where You Can Find More Information” before buying any securities in this offering.

Unless the context otherwise requires, references to “we,” “our,” “us,” “Novume,” “Novume Solutions” or the “Company” in this prospectus mean Novume Solutions, Inc., a Delaware corporation.

Our name, our logo, and our other trademarks or service marks appearing in this prospectus are the property of Novume Solutions, Inc. and its subsidiaries. Solely for convenience, trademarks and trade names referred to in this prospectus, including logos, artwork and other visual displays, may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend our use or display of other companies' trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents and information incorporated by reference in this prospectus include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These statements are based on our management’s beliefs and assumptions and on information currently available to our management. Such forward-looking statements include those that express plans, anticipation, intent, contingency, goals, targets or future development and/or otherwise are not statements of historical fact.

All statements in this prospectus and the documents and information incorporated by reference in this prospectus that are not historical facts are forward-looking statements. We may, in some cases, use terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would” or similar expressions or the negative of such items that convey uncertainty of future events or outcomes to identify forward-looking statements.

Forward-looking statements are made based on management’s beliefs, estimates and opinions on the date the statements are made and we undertake no obligation to update forward-looking statements if these beliefs, estimates and opinions or other circumstances should change, except as may be required by applicable law. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

ABOUT NOVUME

Overview

We are a leading provider of support services to the government contracting market. Generally speaking, our clients are companies that serve the government. We:

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Capture business by helping our clients to win government contracts.

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Manage risk by being prepared for, and responding to, disruptive events and creating secure systems.

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Run client back-end services by providing various managed services.

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Perform their contract requirements by providing specialized staffing services primarily in the aerospace and aviation industries.

We support the government contracting industry that:

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Represented over $439 billion of U.S. federal government spending in FY 2017 according to USASpending.gov.

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Has proven to be relatively recession resistant.

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Has, according to the U.S. federal government’s SAM database, as of March 23, 2018, over 529,000 government contractors of which approximately 52,000 are located in Washington, DC, Maryland and Virginia, many of which are located in an area commonly known as the "Beltway" in close proximity to our headquarters.

We see the professional services support sector of the industry in which we operate as:

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Highly fragmented

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Comprised of numerous small- and medium-sized businesses that are ripe for consolidation.

We believe these factors provide extraordinary growth opportunities for us.

Corporate Information

Our principal executive offices are located at 14420 Albemarle Point Place, Suite 200, Chantilly, Virginia 20151 and our telephone number is (703) 953-3838. Our website address is www.novume.com. The information on, or accessible through, our website does not constitute a part of, and is not incorporated into, this prospectus.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision, you should consider carefully the risks, uncertainties and other factors described in our most recent Annual Report on Form 10-K, as supplemented and updated by subsequent quarterly reports on Form 10-Q and current reports on Form 8-K that we have filed or will file with the SEC, which are incorporated by reference into this prospectus.

Our business, affairs, prospects, assets, financial condition, results of operations and cash flows could be materially and adversely affected by these risks. For more information about our SEC filings, please see “Where You Can Find More Information.”

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, we intend to use the net proceeds from the sale of the securities under this prospectus for general corporate purposes. We may also use a portion of the net proceeds to acquire or invest in businesses and products that are complementary to our own, although we have no current plans, commitments or agreements with respect to any acquisitions as of the date of this prospectus.

DESCRIPTION OF CAPITAL STOCK

General

Our authorized capital stock consists of 30,000,000 shares of common stock, $0.0001 par value per share, and 2,000,000 shares of preferred stock, $0.0001 par value per share.

As of April 24, 2018, there were outstanding 14,531,697 shares of our common stock, held by approximately 58 stockholders of record, and 1,520,780 shares of our common stock issuable upon exercise of outstanding stock options.

Common Stock

Dividend Rights

Subject to preferences that may apply to any shares of preferred stock outstanding at the time, the holders of our common stock are entitled to receive dividends out of funds legally available if our Board of Directors, in its discretion, determines to issue dividends and then only at the times and in the amounts that our Board of Directors may determine.

Voting Rights

Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders. Our Amended and Restated Certificate of Incorporation does not provide for cumulative voting for the election of directors. As a result, the holders of a majority of our voting shares can elect all of the directors then standing for election.

No Preemptive or Similar Rights

Our common stock is not entitled to preemptive rights, and is not subject to redemption or sinking fund provisions.

Right to Receive Liquidation Distributions

Upon our liquidation, dissolution or winding-up, the assets legally available for distribution to our stockholders would be distributable ratably among the holders of our common stock and any participating preferred stock outstanding at that time, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights of and the payment of liquidation preferences, if any, on any outstanding shares of preferred stock.

Preferred Stock

Pursuant to our Amended and Restated Certificate of Incorporation, our Board of Directors is authorized, subject to limitations prescribed by Delaware law, to issue preferred stock in one or more series, to establish from time to time the number of shares to be included in each series, and to fix the designation, powers, preferences, and rights of the shares of each series and any of its qualifications, limitations, or restrictions, in each case without further vote or action by our stockholders. Our Board of Directors can also increase or decrease the number of shares of any series of preferred stock, but not below the number of shares of that series then outstanding, without any further vote or action by our stockholders. Our Board of Directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring, or preventing a change in our control and might adversely affect the market price of our common stock and the voting and other rights of the holders of our common stock. We have no current plan to issue any additional shares of preferred stock.

Our Board of Directors has designated 505,000 shares of our authorized Preferred Stock as Series A Cumulative Convertible Redeemable Preferred Stock (the “Series A Preferred Stock”) and 240,861 shares of our authorized Preferred Stock as Series B Cumulative Convertible Preferred Stock (the “Series B Preferred Stock”).

Series A Cumulative Convertible Redeemable Preferred Stock of Novume

The following is a summary of certain material terms and provisions of the Series A Preferred Stock. The following summary is subject to, and qualified in its entirety by, the Certificate of Designations of Series A Cumulative Convertible Redeemable Preferred Stock (the “Novume Series A Preferred Stock Certificate of Designations”). You should review a copy of the Novume Series A Preferred Stock Certificate of Designations for a complete description of the terms and conditions applicable to the Series A Preferred Stock. As of April 24, 2018, there were 502,327 shares of Series A Preferred Stock outstanding which are convertible into 811,514 shares of common stock.

Voting Rights

The holders of the Series A Preferred Stock shall not have any voting rights except as expressly set forth below or as otherwise from time to time required by law.

So long as any shares of Series A Preferred Stock are outstanding, in addition to any other vote or consent of stockholders required by law or by the our Certificate of Incorporation, the vote or consent of the holders of a majority of the outstanding shares of Series A Preferred Stock at the time outstanding and entitled to vote thereon shall be necessary for effecting or validating, either directly or indirectly by amendment, merger, consolidation or otherwise:

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any amendment, alteration or repeal to our Certificate of Incorporation or Bylaws which have an adverse effect on the rights, preferences, privileges or voting powers of the Series A Preferred Stock;

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at any time until November 8, 2018, (a) any declaration or payment of cash dividends on any of our common stock or other stock that is specifically designated as junior to the Series A Preferred Stock; (b) any purchase, redemption or other acquisition for consideration of any of our common stock or other junior stock, whether directly or indirectly; or (c) if and only if Novume is delinquent in the payment of dividends on Series A Preferred Stock, any declaration or payment of cash dividends or purchase, redemption or other acquisition for consideration of any class of securities hereafter authorized that is specifically designated as ranking pari passu with the Series A Preferred Stock, whether directly or indirectly; provided, further, however, that the consent of the holders of the Series A Preferred Stock shall not be required in connection with any repurchase of any junior stock held by any of our employee or consultant (x) upon any termination of such employee’s or consultant’s employment or consultancy pursuant to any agreement providing for such repurchase or (y) otherwise permitted pursuant to an agreement between us and an employee or consultant thereof; or

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any consummation of a binding share exchange or reclassification involving the Series A Preferred Stock, or of a merger or consolidation of Novume with another corporation or other entity, unless in each case (a) the shares of Series A Preferred Stock remain outstanding or, in the case of any such merger or consolidation with respect to which we are not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, in each case, that is an entity organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and (b) such shares of Series A Preferred Stock remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, and limitations and restrictions thereof, taken as a whole, as are not less favorable to the holders thereof than the rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of the Series A Preferred Stock immediately prior to such consummation, taken as a whole; provided, further, that no vote by the holders of Series A Preferred Stock under the foregoing shall be required to the extent a plan of merger, binding share exchange or similar event otherwise provides that the holders of Series A Preferred Stock would receive an amount of cash in such merger, share exchange or similar event equal to the liquidation preference as of the consummation of such merger, share exchange or similar event.

Dividends

Holders of the Series A Preferred Stock are entitled to quarterly dividends of $0.175 (7% per annum) per share.

Conversion Rights

At any time after November 8, 2019, each holder of the Series A Preferred Stock will have the right to convert each share of Series A Preferred Stock into such number of fully paid and nonassessable shares of Novume common stock as is determined by dividing (i) the sum of (x) $10.00 (the “Series A Original Issue Price” (as adjusted pursuant hereto for stock splits, stock dividends, reclassifications and the like)) plus (y) the amount of any accrued but unpaid dividends on such shares being converted, if any, whether or not declared, to and including the date immediately prior to such date of conversion, by (ii) the conversion price (the “Conversion Price”) applicable to such share of Series A Preferred Stock, in effect on the date the certificate is surrendered for conversion. The number of shares of common stock into which each share is convertible, after taking into account any such adjustments, is hereinafter referred to as the “Conversion Ratio.” The Conversion Price shall be (a) $7.22, from November 8, 2019 to November 7, 2020 or (b) $7.74, from and after November 8, 2020.

The Series A Preferred Stock will automatically be converted at the then effective conversion price (i) except as provided below, immediately prior to the closing of Novume’s sale of its common stock in a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”), (A) which results in aggregate cash proceeds to us of not less than $30,000,000 (net of underwriting discounts and commissions), (B) is made at an offering price per share of at least the then applicable conversion price (as adjusted) and (C) following such offering, the Novume common stock is listed for trading on a national securities exchange, and (ii) on the date specified by written consent or agreement of the holders of at least 66 2/3% of the then outstanding shares of Series A Preferred Stock (a “Qualified IPO”). If such closing occurs prior to November 8, 2019, the Conversion Price per share shall be (i) $5.68 per share from November 8, 2016 to November 7, 2017; (ii) $6.19 per share from November 8, 2017 to November 7, 2018; and (iii) $6.71 per share from November 8, 2018 to November 7, 2019.

Redemption by Novume

At any time from and after November 8, 2019, we may, upon thirty (30) days’ notice, redeem all or any portion of the then outstanding shares of Series A Preferred Stock for cash at a redemption price per share equal to the sum of (i) the corresponding redemption price below (the “Base Redemption Price”) plus (ii) the amount of any accrued but unpaid dividends on such shares being redeemed, if any, whether or not declared, to and including the date immediately prior to such date of redemption. The Base Redemption Price shall be (a)(i) $7.22, from November 8, 2019 to November 7, 2020 or (ii) $7.74, from and after November 8, 2020.

Redemption by Holder

At any time after November 8, 2021, each holder of the Series A Preferred Stock will have the right to require us to redeem all, but not less than all, of such holder’s Series A Preferred Stock for a redemption price of $7.74 per share plus the amount of any accrued but unpaid dividends thereof, if any, whether or not declared, to and including the date immediately prior to such date of redemption.

Liquidation Rights

In the event of a “Liquidation Event” (as defined below), the holders of Series A Preferred Stock are entitled to be paid out of our assets available for distribution to stockholders an amount equal to $5.16 per share plus the amount of any accrued but unpaid dividends thereof, if any, whether or not declared, to and including such date of liquidation. “Liquidation Event” means a liquidation, dissolution or winding up of Novume in a single transaction or series of transactions. The sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of our property and assets shall not be deemed a Liquidation Event, nor shall the merger, consolidation or any other business combination transaction of with any other corporation or person or the merger, consolidation or any other business combination transaction with any other corporation or person be deemed to be a Liquidation Event.

Series B Cumulative Convertible Preferred Stock of Novume

The following is a summary of certain material terms and provisions of the Series B Preferred Stock. The following summary is subject to, and qualified in its entirety by, the Certificate of Designations of Series B Cumulative Convertible Preferred Stock (the “Novume Series B Preferred Stock Certificate of Designations”). You should review a copy of our Series B Preferred Stock Certificate of Designations for a complete description of the terms and conditions applicable to the Series B Preferred Stock. As of April 24, 2018, there were 240,861 shares of Series B Preferred Stock outstanding which are convertible into 481,722 shares of common stock.

Voting Rights

The holders of Series B Preferred Stock shall not have any voting rights except as expressly set forth below or as otherwise from time to time required by law.

So long as any shares of Series B Preferred Stock are outstanding, in addition to any other vote or consent of stockholders required by law or by our Certificate of Incorporation, the vote or consent of the holders of a majority of the outstanding shares of Series B Preferred Stock at the time outstanding and entitled to vote thereon shall be necessary for effecting or validating, either directly or indirectly by amendment, merger, consolidation or otherwise:

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any amendment, alteration or repeal to our Charter or Bylaws which have an adverse effect on the rights, preferences, privileges or voting powers of the Series B Preferred Stock;

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at any time until November 8, 2018, (a) any declaration or payment of cash dividends on any of our common stock or other stock that is specifically designated as junior to the Series B Preferred Stock; (b) any purchase, redemption or other acquisition for consideration of any of our common stock or other junior stock, whether directly or indirectly; or (c) if and only if we are delinquent in the payment of dividends on Series B Preferred Stock, any declaration or payment of cash dividends or purchase, redemption or other acquisition for consideration of any class of securities hereafter authorized that is specifically designated as ranking pari passu with the Series B Preferred Stock, whether directly or indirectly; provided, further, however, that the consent of the holders of the Series B Preferred Stock shall not be required in connection with any repurchase of any junior stock held by any employee or consultant of the Company (x) upon any termination of such employee’s or consultant’s employment or consultancy pursuant to any agreement providing for such repurchase or (y) otherwise permitted pursuant to an agreement between the Company and an employee or consultant thereof; or

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any consummation of a binding share exchange or reclassification involving the Series B Preferred Stock, or of a merger or consolidation of the Company with another corporation or other entity, unless in each case (x) the shares of Series B Preferred Stock remain outstanding or, in the case of any such merger or consolidation with respect to which we are not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, in each case, that is an entity organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and (y) such shares of Series B Preferred Stock remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, and limitations and restrictions thereof, taken as a whole, as are not less favorable to the holders thereof than the rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of the Series B Preferred Stock immediately prior to such consummation, taken as a whole; provided, further, that no vote by the holders of Series B Preferred Stock under the foregoing shall be required to the extent a plan of merger, binding share exchange or similar event otherwise provides that the holders of Series B Preferred Stock would receive an amount of cash in such merger, share exchange or similar event equal to the liquidation preference as of the consummation of such merger, share exchange or similar event.

Dividends

Dividends shall be paid in arrears at a rate of four and four hundred eighty-four thousandths percent (4.484%) on the Liquidation Preference as defined in the Series B Preferred Stock Certificate of Designations or $0.448 per share.

Conversion Rights

At any time, each holder of the Series B Preferred Stock will have the right to convert each share of Series B Preferred Stock into such number of fully paid and nonassessable shares of our common stock as is determined by dividing (i) the sum of (x) $10.00 (the “Series B Original Issue Price” (as adjusted pursuant hereto for stock splits, stock dividends, reclassifications and the like)) plus (y) the amount of any accrued but unpaid dividends on such shares being converted, if any, whether or not declared, to and including the date immediately prior to such date of conversion, by (ii) $5.00 applicable to such share of Series B Preferred Stock, in effect on the date the certificate is surrendered for conversion. The number of shares of common stock into which each share is convertible, after taking into account any such adjustments, is hereinafter referred to as the “Conversion Ratio.”

The Series B Preferred Stock will automatically be converted at the then effective Conversion Ratio on the last day of any period of thirty (30) consecutive trading days, in which, during a period of twenty (20) trading days (whether consecutive or not), the volume weighted average of the daily Current Market Price per share of common stock equals or exceeds $7.50 (after taking into account any adjustments as set forth in the Novume Series B Preferred Stock Certificate of Designations.)

Liquidation Rights.

In the event of a “Liquidation Event” (as defined below), the holders of Series B Preferred Stock are entitled to be paid out of our assets available for distribution to stockholders an amount equal to $10 per share plus the amount of any accrued but unpaid dividends thereof, if any, whether or not declared, to and including such date of liquidation. “Liquidation Event” means a liquidation, dissolution or winding up of Novume in a single transaction or series of transactions. The sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property and assets of Novume shall not be deemed a Liquidation Event, nor shall the merger, consolidation or any other business combination transaction of Novume into or with any other corporation or person or the merger, consolidation or any other business combination transaction with any other corporation or person be deemed to be a Liquidation Event.

Warrants

As of April 24, 2018, we have outstanding warrants to purchase an aggregate of 820,586 shares of our common stock. As of April 24, 2018, we also have outstanding Unit Warrants to purchase an aggregate of 243,655 shares of our common stock.

Piggyback Registration Rights

The holders of an aggregate of 375,000 shares of our common stock, including 481,722 shares of common stock issuable upon conversion of our Series B Preferred Stock, or their permitted transferees, will be entitled to rights with respect to the registration of these shares under the Securities Act. These shares are referred to as registrable securities. These rights are provided under the terms of our Registration Rights Agreement between the Company and the holders identified on Schedule I thereto dated as of October 1, 2017, as amended, or RRA, between us and the holders of these registrable securities, providing piggyback registration rights. All fees, costs, and expenses incurred in connection with the registration of registrable securities, including reasonable fees and disbursements of one counsel to the selling stockholders will be borne by the Company. If we register any of our securities for public sale, each holder of registrable securities has a right to request the inclusion of any then-outstanding registrable securities held by them on our registration statement. However, this right does not apply to a registration relating solely to employee benefit plans, a corporate reorganization or stock issuable upon conversion of debt securities. If the underwriters of any underwritten offering determine in good faith that marketing factors require a limitation on the number of shares, the number of shares to be registered will be apportioned, first, to the company for its own account and, second, pro rata among these holders, based on the number of registrable securities held by each holder. The RRA was entered into in connection with that certain Agreement and Plan of Merger as of the Agreement Date by and among the Company, Global Technical Services, Inc., a Delaware corporation and wholly owned subsidiary of the Company, Global Contract Professionals, Inc., a Delaware corporation and wholly owned subsidiary of the Company, Global Technical Services, Inc., a Texas corporation, and Global Contract Professionals, Inc., a Texas corporation. The registration rights terminate on the third anniversary of the RRA.

In connection with that certain Promissory Note issued by the Company and its wholly owned subsidiary, Brekford Traffic Safety, Inc. on April 3, 2018, the Company granted registration rights to the investor with respect to Thirty-Five (35,000) Thousand shares of common stock of the Company (the "Lender’s Shares"). The Company agreed to include the Lender’s Shares on the next registration statement filed by the Company with the Securities and Exchange Commission. In the event the Company fails to include the Lender’s Shares on its next selling stockholder registration statement, the Company is obligated to issue an additional 15,000 shares of common stock to the Lender.

Anti-Takeover Provisions

The provisions of Delaware law, our Amended and Restated Certificate of Incorporation, and our Amended and Restated Bylaws, could have the effect of delaying, deferring, or discouraging another person from acquiring control of our company. These provisions, which are summarized below, may have the effect of discouraging takeover bids. They are also designed, in part, to encourage persons seeking to acquire control of us to negotiate first with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us because negotiation of these proposals could result in an improvement of their terms.

Delaware Law

We are subject to the provisions of Section 203 of the Delaware General Corporation Law, or DGCL, regulating corporate takeovers. In general, DGCL Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years following the date on which the person became an interested stockholder unless:

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prior to the date of the transaction, the Board of Directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

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the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, but not the outstanding voting stock owned by the interested stockholder, (1) shares owned by persons who are directors and also officers and (2) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

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at or subsequent to the date of the transaction, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66.67% of the outstanding voting stock that is not owned by the interested stockholder.

Generally, a business combination includes a merger, asset or stock sale, or other transaction or series of transactions together resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation’s outstanding voting stock. We expect the existence of this provision to have an anti-takeover effect with respect to transactions our board of directors does not approve in advance. We also anticipate that DGCL Section 203 may also discourage attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

Anti-Takeover Effects of Provisions of Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws

Certain anti-takeover provisions have been incorporated into our Amended and Restated Certificate of Incorporation and Bylaws, including:

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the vote of 66 2/3 of the voting power of the corporation entitled to vote at an election of directors is required for the removal of a member of our Board;

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the vote of 66 2/3 of the voting power of the corporation entitled to vote at an election of directors is required before any of our Bylaws may, at any annual meeting or at any special meeting called for that purpose, be altered, amended, rescinded or repealed; and

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the request of one or more stockholders holding shares in the aggregate entitled to cast not less than 35% of the vote at a meeting is required to call a stockholder meeting.

Listing of Common Shares

Our common stock is listed on the Nasdaq Capital Market under the symbol “NVMM.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Issuer Direct Corporation. The transfer agent’s address is 500 Perimeter Park Drive, Suite D, Morrisville, NC 27560 and its telephone number is (919) 481-4000.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of preferred stock or common stock. Warrants may be issued independently or together with any preferred stock or common stock, and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between a warrant agent specified in the agreement and us. The warrant agent will act solely as our agent in connection with the warrants of that series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. This summary of some provisions of the securities warrants is not complete. You should refer to the securities warrant agreement, including the forms of securities warrant certificate representing the securities warrants, relating to the specific securities warrants being offered for the complete terms of the securities warrant agreement and the securities warrants. The securities warrant agreement, together with the terms of the securities warrant certificate and securities warrants, will be filed with the Securities and Exchange Commission in connection with the offering of the specific warrants.

The applicable prospectus supplement will describe the following terms, where applicable, of the warrants in respect of which this prospectus is being delivered:

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the title of the warrants;

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the aggregate number of the warrants;

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the price or prices at which the warrants will be issued;

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the designation, amount and terms of the offered securities purchasable upon exercise of the warrants;

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if applicable, the date on and after which the warrants and the offered securities purchasable upon exercise of the warrants will be separately transferable;

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the terms of the securities purchasable upon exercise of such warrants and the procedures and conditions relating to the exercise of such warrants;

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any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

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the price or prices at which and currency or currencies in which the offered securities purchasable upon exercise of the warrants may be purchased;

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the date on which the right to exercise the warrants shall commence and the date on which the right shall expire;

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the minimum or maximum amount of the warrants that may be exercised at any one time;

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information with respect to book-entry procedures, if any;

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if appropriate, a discussion of Federal income tax consequences; and

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any other material terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Warrants for the purchase of common stock or preferred stock will be offered and exercisable for U.S. dollars only. Warrants will be issued in registered form only.

Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the purchased securities. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

Prior to the exercise of any securities warrants to purchase preferred stock or common stock, holders of the warrants will not have any of the rights of holders of the common stock or preferred stock purchasable upon exercise, including in the case of securities warrants for the purchase of common stock or preferred stock, the right to vote or to receive any payments of dividends on the preferred stock or common stock purchasable upon exercise.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of shares of common stock, shares of preferred stock or warrants or any combination of such securities.

The applicable prospectus supplement will specify the following terms of any units in respect of which this prospectus is being delivered:

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the terms of the units and of any of the common stock, preferred stock and warrants comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

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a description of the terms of any unit agreement governing the units; and

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a description of the provisions for the payment, settlement, transfer or exchange of the units.

PLAN OF DISTRIBUTION

We may sell the securities offered through this prospectus (i) to or through underwriters or dealers, (ii) directly to purchasers, including our affiliates, (iii) through agents, or (iv) through a combination of any these methods. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices. The prospectus supplement will include the following information:

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the terms of the offering;

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the names of any underwriters or agents;

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the name or names of any managing underwriter or underwriters;

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the purchase price of the securities;

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any over-allotment options under which underwriters may purchase additional securities from us;

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the net proceeds from the sale of the securities

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any delayed delivery arrangements

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any underwriting discounts, commissions and other items constituting underwriters’ compensation;

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any initial public offering price;

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any discounts or concessions allowed or reallowed or paid to dealers;

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any commissions paid to agents; and

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any securities exchange or market on which the securities may be listed.

Sale Through Underwriters or Dealers

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

Direct Sales and Sales Through Agents

We may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

Delayed Delivery Contracts

If the prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Continuous Offering Program

Without limiting the generality of the foregoing, we may enter into a continuous offering program equity distribution agreement with a broker-dealer, under which we may offer and sell shares of our common stock from time to time through a broker-dealer as our sales agent. If we enter into such a program, sales of the shares of common stock, if any, will be made by means of ordinary brokers’ transactions on the NASDAQ Capital Market at market prices, block transactions and such other transactions as agreed upon by us and the broker-dealer. Under the terms of such a program, we also may sell shares of common stock to the broker-dealer, as principal for its own account at a price agreed upon at the time of sale. If we sell shares of common stock to such broker-dealer as principal, we will enter into a separate terms agreement with such broker-dealer, and we will describe this agreement in a separate prospectus supplement or pricing supplement.

Market Making, Stabilization and Other Transactions

Unless the applicable prospectus supplement states otherwise, other than our common stock all securities we offer under this prospectus will be a new issue and will have no established trading market. We may elect to list offered securities on an exchange or in the over-the-counter market. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Securities Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

General Information

Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business.

LEGAL MATTERS

The validity of the issuance of the securities offered by this prospectus will be passed upon for us by Sichenzia Ross Ference Kesner LLP, New York, New York.

EXPERTS

The consolidated balance sheets of Novume Solutions, Inc. and its subsidiaries as of December 31, 2017 and 2016, and the related consolidated statements of operations, stockholders’ equity, and cash flows for the years then ended, appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2017, have been audited by BD & Company, Inc., independent registered public accounting firm, as stated in their report thereon and incorporated by reference herein.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, along with other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room.

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC to register the securities offered hereby under the Securities Act of 1933, as amended. This prospectus does not contain all of the information included in the registration statement, including certain exhibits and schedules. You may obtain the registration statement and exhibits to the registration statement from the SEC at the address listed above or from the SEC’s internet site.

You may also read and copy any document we file with the SEC at its public reference facilities at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may also obtain copies of these documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities. You may also request a copy of these filings, at no cost, by writing or telephoning us at: 14420 Albemarle Point Place, Suite 200, Chantilly, VA 20151 or (703) 953-3838.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

This prospectus is part of a registration statement filed with the SEC. The SEC allows us to “incorporate by reference” into this prospectus the information that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. The following documents are incorporated by reference and made a part of this prospectus:

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our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the SEC on April 12, 2018;

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our Current Reports on Form 8-K filed with the SEC on January 25, 2018, February 23, 2018, March 2, 2018, March 13, 2018 and April 9, 2018, including our amended current reports on Form 8-K/A filed on January 25, 2018;

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the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on January 8, 2018 (File No. 001-38338), including any amendment or report filed for the purpose of updating such description; and

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all reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of this offering.

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits, is not incorporated by reference in this prospectus.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will furnish without charge to you, on written or oral request, a copy of the Annual Report incorporated by reference, including exhibits to the document. You should direct any requests for documents to Novume Solutions, Inc., 14420 Albemarle Point Place, Suite 200, Chantilly, VA 20151.

4,125,000 Shares
Common Stock

PROSPECTUS SUPPLEMENT

ThinkEquity	The Benchmark Company
a division of Fordham Financial Management, Inc.

October 29, 2018